UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 15, 2008
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FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	42-1556195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6950 South Transit Road, P.O. Box 514, Lockport, NY	14095-0514
(Address of Principal Executive Offices)	(Zip Code)

(716) 625-7500
(Registrant’s telephone number)
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Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 15, 2005, the merger of Great Lakes Bancorp, Inc. (“Great Lakes”) with and into First Niagara Financial Group, Inc. (“First Niagara”), as contemplated by the Agreement and Plan of Merger by and between First Niagara and Great Lakes, dated as of September 9, 2007 (the “Agreement”), was completed. In accordance with the Agreement, the aggregate consideration paid to Great Lakes shareholders consisted of approximately $75.8 million in cash and approximately 5.4 million shares of First Niagara Financial Group common stock.

The preceding is qualified in its entirety by reference to the Agreement, incorporated by reference in Exhibit 2.1 to this Form 8-K, and a press release dated February 15, 2008, attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of September 9, 2007, by and between First Niagara Financial Group, Inc. and Great Lakes Bancorp, Inc. (incorporated by reference to Exhibit 99.2 to First Niagara’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2007 (Commission File No. 0-23975))

99.1	Press release dated February 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: February 15, 2008	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer
(Duly authorized representative)